     William D. Chapman
Director, Investor Relations
and External Communications
847-535-0881
chapman.w@grainger.com

     Robb M. Kristopher
Manager, External Communications
847-535-0879
      kristopher.r@grainger.com

GRAINGER
REPORTS RECORD QUARTERLY EPS
 Company Raises EPS Guidance for Year to $2.65 to $2.85

CHICAGO, July 16, 2004 —
Grainger (NYSE: GWW) today reported a 20 percent increase in earnings per share for the second quarter ended June 30, 2004. Earnings per share were 72 cents versus 60 cents in the 2003 second quarter, setting an all-time quarterly high. Sales were $1.3 billion, up 7 percent versus the prior year’s second quarter. Net earnings were up 19 percent to
$66.6 million, also a new quarterly high.

Chairman and Chief Executive Officer
Richard L. Keyser said, “Thanks to the hard work and dedication of Grainger’s employees, we saw sales increase in our Branch-based and Lab Safety segments and solid earnings growth in all three business segments in the second quarter. Although much of the sales growth was helped by a strong economy, our ongoing strategic investments are expected to contribute even more to revenue growth in the future.”

“During the quarter we increased
efficiencies in the supply chain and improved product availability. Our nine distribution centers in the United States help provide

W.W. Grainger, Inc. - 2004 second quarter results

better service by replenishing
branches daily and shipping product to customers for next-day delivery. With the continuing productivity improvements, our redesigned logistics network is on schedule to contribute $10 million to operating earnings this year and $20 million in 2005.”

Keyser added, “In the second
quarter we hit several key milestones with our growth programs. We expanded and upgraded our sales force to gain market share. We made good progress with our market expansion program, particularly in Seattle and Denver, which are growing faster than the overall business. We continue to move aggressively into the St. Louis and Tampa markets, while tight real estate markets have affected our pace of expansion in Houston and Southern
California.” As part of its market expansion program, Grainger has opened two new branches, relocated three, expanded two, closed two, and opened six Grainger Express locations in target markets so far this year.

Branch-based Distribution
Sales in the Branch-based
Distribution segment increased by 7 percent in the 2004 second quarter. Sales in the
United States were up 8 percent, due largely to a strengthening manufacturing sector.
Sales processed through grainger.com increased 32 percent in the quarter to $151 million from $115 million in 2003. Grainger now expects sales through this Web site of $575 to
$625 million for 2004, up from the previous estimate of $500 to $550 million.

Sales in Mexico were up 12 percent in
the quarter, driven by increased telesales and an improving economy. Although the Canadian economy grew in the quarter, Canadian sales were only up 2 percent (flat in Canadian dollars) because there was no counterpart to last year’s sales of safety products related to the SARS epidemic.

W.W. Grainger, Inc. - 2004 second quarter results

Operating earnings for the quarter
were up 21 percent, the result of higher sales and improved gross profit margins. Although steel and copper prices affected many of the company’s suppliers, product costs were down for the quarter. Operating expenses rose during the quarter as the company executed on its various strategic initiatives.

Lab Safety Supply
Sales for Lab Safety accelerated
through the quarter, increasing 8 percent driven by double-digit increases in sales of labware, maintenance and material handling products. Operating earnings were up 8 percent, affected in part by higher catalog media and health care-related expenses.

Integrated Supply
While sales to existing customers
were up modestly, overall sales were flat for the quarter due to two customer disengagements late in 2003. Operating earnings for Integrated Supply were up 88 percent for the quarter due to easy comparisons. The 2003 second quarter included higher data processing costs associated with a systems upgrade.

Other
A lower tax rate benefited the
company in the quarter. Excluding the results of unconsolidated entities, the effective tax rate declined 2 percentage points versus 2003, adding 2 cents per share to the results for the quarter. The reduced tax rate in 2004 in Canada, the realization of tax loss carryforwards for the Mexican operation and capital losses contributed to this rate decrease.

Operating cash flow was $67 million
for the quarter. The company increased its quarterly dividend by 8 percent in April and repurchased 190,600 shares of stock in the quarter, bringing the total purchased so far this year to 975,900. Approximately 8.1 million shares remain under the current share repurchase authorization.

W.W. Grainger, Inc. - 2004 second quarter results

Capital expenditures were $27 million
for the quarter. For the full year, the company has refined its capital expenditures projection to $150 to $175 million, because spending for the market expansion program is lower than originally planned.

Six Months Results
Sales for the six months ended June
30, 2004, were $2.5 billion, up 7 percent versus the first six months of 2003. The first quarter and six months of 2004 contained one extra sales day. Net earnings increased 19 percent to $129 million versus $108 million in 2003. Earnings per share increased 21 percent to $1.41 from $1.17.

Keyser concluded, “We are very
excited about our growth initiatives. Our market expansion program and information technology enhancements are designed to provide better service to customers, which in turn helps drive growth. Given our strong performance to date, we’ve raised our 2004 earnings per share guidance; it was $2.60 to $2.80 and is now $2.65 to $2.85.”

W.W.
          Grainger, Inc. (NYSE: GWW), with 2003 sales of $4.7 billion, is the leading broad line supplier of facilities maintenance products serving businesses and institutions throughout North America. Through its network of nearly 600 branches, 17 distribution centers and multiple Web sites, Grainger helps customers save time and money by providing them with the right products to keep their facilities running.

Forward-Looking Statements
This document contains
forward-looking statements under the federal securities laws. The forward-looking statements relate to the Company’s expected future financial results and business plans, strategies and objectives and are not historical facts. They are generally identified by qualifiers such as “expected to contribute”, “on schedule”, “continue to move”, “expects”, “estimate”,
“refined”, “projections”, “planned”, “designed to
provide”, “earnings per share forecast” or similar expressions. There are risks and uncertainties the outcome of which could cause the Company’s results to differ materially from what is projected. The forward-looking statements should be read in conjunction with the Company’s most recent annual report, as well as the
Company’s Form 10-K and other reports filed with the Securities Exchange Commission, containing a discussion of the Company’s business and of various factors that may affect it.

W.W. Grainger, Inc. - 2004 first
quarter results

CONSOLIDATED
STATEMENTS OF EARNINGS (Unaudited)
(In thousands of dollars except for per share amounts)

     Three Months
Ended June 30,
     Six Months
Ended June 30,

2004
2003*
2004
2003*

Net sales

$1,255,974

$1,172,661

$2,483,773

$2,311,930

Cost of merchandise sold
796,147

754,528

1,576,481

1,483,688

Gross profit
459,827

418,133

907,292

828,242

Warehousing, marketing, and

administrative expenses
352,936

325,353

699,653

644,055

Operating earnings
106,891

92,780

207,639

184,187

Other income and (expense)

Interest income
1,292

729

2,524

1,502

Interest expense
(1,240
)
(1,574
)
(2,653
)
(3,009
)

Equity in income (loss) of unconsolidated

entities
143

(769
)
(202
)
(1,824
)

Gain on sale of unconsolidated entity
0

0

750

0

Gains on sales of investment securities
0

5

0

5

Unclassified-net
277

2,663

418

1,017

Net other income and (expense)
472

1,054

837

(2,309
)

Earnings before income taxes
107,363

93,834

208,476

181,878

Income taxes
40,744

37,841

79,298

73,481

Net earnings
$66,619

$55,993

$129,178

$108,397

Net earnings per share

- Basic
$0.74

$0.61

$1.43

$1.19

- Diluted
$0.72

$0.60

$1.41

$1.17

Average number of shares outstanding

-Basic
90,236,332

90,834,004

90,227,811

90,849,675

-Diluted
91,723,607

92,369,529

91,498,520

92,477,141

*Under Emerging Issues Task Force
(EITF) Issue 02-16, “Accounting by a Customer (Including a Reseller) for Certain
Consideration Received from a Vendor”, the company has classified vendor funded advertising allowances as cost of merchandise sold for 2004. For the second quarter of
2003, vendor funded advertising allowances of $14.1 million have been reclassified to cost of merchandise sold from operating (advertising) expenses for comparability. Year-to-date, vendor funded advertising allowances of $30.4 million have been reclassified. 2003 operating earnings were not affected.

Supplemental financial information
concerning the quarter ended June 30, 2004 is available upon request. Requests may be submitted electronically via the Investor Relations section of www.grainger.com or by contacting Renee Young, Manager, Financial Communications at 847/535-1544 or
young.r.x@grainger.com.

###